Exhibit (e)(v)

THIRD AMENDMENT

TO UNDERWRITING AGREEMENT

This third amendment (the “Amendment”) to the Underwriting Agreement, as novated September 30, 2021 (the “Agreement”), by and between Foreside Funds Distributors LLC (“Foreside”), and FundVantage Trust (the “Trust”), is entered into as of June 30, 2022 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 14 of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects an updated Funds list.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FUNDVANTAGE TRUST		FORESIDE FUNDS DISTRIBUTORS LLC

By:	/s/ Joel Weiss	By:	/s/ Teresa Cowan
	Joel L. Weiss		Teresa Cowan
	President		President

Exhibit A

Catenary V-Alternative Fund

C WorldWide International Equities Fund

EIC Value Fund

Gotham Absolute Return Fund

Gotham Defensive Long 500 Fund

Gotham Enhanced 500 Plus Fund

Gotham Enhanced Return Fund

Gotham Enhanced S&P 500 Index Fund

Gotham ESG Large Value Fund

Gotham Hedged Core Fund

Gotham Hedged Plus Fund

Gotham Index Plus Fund Gotham Large Value Fund

Gotham Neutral Fund

Gotham Short Strategies Fund

Gotham Total Return Fund

Tran Capital Focused Sustainable Growth Fund (f/k/a Lateef Focused Sustainable Growth Fund)

Madison Avenue Financial Solutions Government Money Market Fund

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

Polen Global Emerging Markets Growth Fund

Polen Global Emerging Markets ex China Growth Fund

Polen Global Growth Fund

Polen Growth Fund

Polen International Growth Fund

Polen International Small Company Growth Fund

Polen U.S. Small Company Growth Fund

Polen U.S. SMID Company Growth Fund

Polen Global SMID Company Growth Fund

Polen China Growth Fund

Private Capital Management Value Fund

Quality Dividend Fund

Sirios Focus Fund

Sirios Long/Short Fund

TOBAM Emerging Markets Fund

C Worldwide Global Equities Fund

Polen Bank Loan Fund

Polen Upper Tier High Yield Fund

Ambrus Core Bond Fund

Ambrus Tax-Conscious California Bond Fund

Ambrus Tax-Conscious National Bond Fund